UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

On April, 27 2015, Flowserve Corporation (the “Company”) announced that Karyn F. Ovelmen has been named as the Company’s Executive Vice President and Chief Financial Officer, effective June 1, 2015. Ms. Ovelmen is currently serving as Executive Vice President and Chief Financial Officer of LyondellBassell Industries N.V.

Ms.Ovelmen, 51, has served as Executive Vice President and Chief Financial Officer of LyondellBassell Industries N.V., a leading plastics, chemicals and refining company, since October 2011. She also serves as a member of its Management Board, which oversees the strategies, policies and resources for that Company. Prior to this position, she served as Executive Vice President and Chief Financial Officer of Petroplus Holdings AG, then Europe’s largest independent refiner and wholesaler of petroleum products, from May 2006 to September 2010. She served as Executive Vice President and Chief Financial Officer of Argus Services Corporation from 2005 to 2006. Prior to Argus Services Corporation, she served as Vice President of financial reporting and investor relations for Premcor Inc. from November 2003 to September 2005. Prior to Premcor, she was employed with PricewaterhouseCoopers for 12 years.

In her role with the Company, Ms. Ovelmen will receive an annual base salary of $650,000. She will be eligible for a cash award under the Company’s annual incentive plan with a target award of 75% of base salary, and she will participate in the Company’s long term incentive program with a target award of 275% of base salary. In addition, Ms. Ovelmen will receive a cash sign-on bonus of $100,000, which is subject to repayment if she does not remain employed by the Company for one year, and will be granted a one-time award of 35,000 restricted shares of Company common stock, which is subject to a three-year cliff vesting period. Ms. Ovelmen will also receive retirement, health and welfare and other benefits and will participate in plans generally available to other executive officers of the Company. Further details concerning the Company’s executive compensation program are described in the Company’s definitive proxy statement dated April 9, 2015, under the heading “Executive Compensation”.

Ms. Ovelmen has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she will be selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Ms. Ovelmen that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release issued by the Company announcing Ms. Ovelmen’s selection is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: April 27, 2015	By:	/s/ Carey A. O’Connor
Carey A. O’Connor Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 27, 2015.